SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 16, 1998

                       INNOVATIVE VALVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                          000-23231
(State or other jurisdiction of
         incorporation)                               (Commission File Number)

                                   76-0530346
                                (I.R.S. Employer
                               Identification No.)


                          2 NORTHPOINT DRIVE, SUITE 300
                              HOUSTON, TEXAS 77060
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (281) 925-0300

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

               On March 16, 1998 (the "Closing Date"), Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"), acquired (the "Acquisition") IPS Holding, Ltd., a Delaware corporation ("IPS Holding"), and its direct and indirect subsidiaries, International Piping Services Company, IPSCO (U.K.) Limited, Mid-America Energies, Corp. and IPSCO-Florida, Inc. (the "IPSCO Subsidiaries" and, collectively with IPS Holding, "IPSCO") through (i) a merger of IPS Holding with a wholly-owned subsidiary of the Company ("Acquisition Sub"), and (ii) several stock purchase transactions with the minority stockholders of the IPSCO Subsidiaries. The Company completed the Acquisition pursuant to a Merger Agreement, dated as of March 16, 1998, among the Company, Acquisition Sub, the stockholders of IPS Holding and IPSCO, and several separate Stock Acquisition Agreements among the Company and the minority stockholders of the IPSCO Subsidiaries, who collectively owned all of the equity ownership interests of the IPSCO Subsidiaries not owned by IPS Holding. As consideration for the Acquisition, the Company (i) paid an aggregate cash acquisition price of $7,776,632, and (ii) issued 807,828 shares of Company common stock. In addition, IPSCO had outstanding indebtedness of $4,078,233 which became indebtedness of Acquisition Sub. The Company funded the payment of the cash acquisition price through borrowings under its credit facility with Chase Bank of Texas, National Association, as agent, and the other lenders party thereto. The parties determined the consideration for the Acquisition through arm's-length negotiations.

               IPSCO, with its headquarters in Downers Grove, Illinois and through its domestic operating locations in Florida, Illinois, New Jersey, North Carolina and Texas and its international operations in England, Germany and the United Arab Emirates, provides on-line piping and valve services which include hot tapping, line stopping and leak sealing. In addition, IPSCO manufactures certain small diameter hot tapping and line stopping machinery for sale to industrial customers and service companies engaged in the provision of hot tapping and line stopping services. The customer base for IPSCO's on-line services includes the chemical, petrochemical and municipal water industries. The Company intends to use the acquired operations in the manner previously used by IPSCO.

               A copy of the Company's March 19, 1998 press release that relates to the Acquisition is attached as Exhibit 99 hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               Provision of the financial statements for IPSCO required by this item is currently impracticable. The Company will file those financial statements in an amendment to this Current Report as soon as practicable, but not later than 60 days after the required filing date hereof.

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        (b)    PRO FORMA FINANCIAL INFORMATION.

               Provision of pro forma financial information for the Company this item requires is currently impracticable. The Company will file that information in the amendment referred to in paragraph (a) of this item.

        (c)    EXHIBITS

        2 Merger Agreement, dated as of March 16, 1998, by and among Innovative Valve Technologies, Inc., IPSCO Acquisition, Inc., IPS Holding, Ltd. ("IPS"), the Subsidiaries of IPS named therein and the Stockholders of IPS named therein. Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the Merger Agreement (all of which are listed therein) from this Exhibit 2. It hereby agrees to furnish supplementally a copy of any such omitted item to the Securities and Exchange Commission on its request.

        99     Press release issued March 19, 1998.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             INNOVATIVE VALVE TECHNOLOGIES, INC.



                             By:   /S/ CHARLES F. SCHUGART
                             Charles F. Schugart
                             Chief Financial Officer and Senior Vice President -
                               Corporate Development

Date:  March 31, 1998
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